UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FORD MOTOR CREDIT COMPANY LLC
(Exact name of registrant as specified in its charter)

Delaware	38-1612444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address or principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be So Registered	Name of Each Exchange on Which Each Class Is to Be Registered
3.683% Notes due December 3, 2024 Under Ford Credit Euro Medium-Term Notes due Nine Months or More From the Date of Issue Program	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-223639

Securities to be registered pursuant to Section 12(g) of the Act: None

SEC Form 8-A

Item 1.    Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the 3.683% Notes due December 3, 2024 issued by Ford Motor Credit Company LLC (the "Company") under its Euro Medium-Term Notes due Nine Months or More from Date of Issue Program (the "Notes"). The Notes are described in the Company's Prospectus Supplement dated March 14, 2019 to its Prospectus dated March 14, 2018, under the heading "Description of Notes", and in the Pricing Supplement No. 5 thereto dated November 22, 2019. The Prospectus Supplement and the related Prospectus were filed with the Securities and Exchange Commission (the "SEC") pursuant to the Company's Registration Statement No. 333-223639 by the Company pursuant to Rule 424(b)(2) on March 14, 2019 and March 14, 2018, respectively. Pricing Supplement No. 5 was filed with the SEC on November 22, 2019.

Item 2.    Exhibits

Designation	Description	Method of Filing
Exhibit 3-A	Certificate of Formation of Ford Motor Credit Company LLC.	Filed as Exhibit 99.3 to Ford Motor Credit Company LLC Current Report on Form 8-K dated May 1, 2007 and incorporated herein by reference. File No. 1-6368.
Exhibit 3-B	Limited Liability Company Agreement of Ford Motor Credit Company LLC dated as of April 30, 2007.	Filed as Exhibit 99.4 to Ford Motor Credit Company LLC Current Report on Form 8-K dated May 1, 2007 and incorporated herein by reference. File No. 1-6368.
Exhibit 4-A	Indenture dated as of March 16, 2015 between Ford Motor Credit Company and The Bank of New York Mellon, as Trustee, relating to Debt Securities.	Filed as Exhibit 4-A to Ford Motor Credit Company Registration Statement No. 333-202789 and incorporated herein by reference.
Exhibit 4-A-1	Form of Note.	Filed with this Form.

SEC Form 8-A

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FORD MOTOR CREDIT COMPANY LLC

By: /s/ David J. Witten
Name: David J. Witten
Title: Assistant Secretary

Dated: December 3, 2019

SEC Form 8-A